EXHIBIT 3.6

[LOGO OF FLORIDA DEPARTMENT OF STATE APPEARS HERE]

FLORIDA DEPARTMENT OF STATE

Glenda E. Hood

Secretary of State

June 22, 2005

LEON A WILLIAMSON, JR, ESQ

2515 E HANNA AVE.

TAMPA, FL 33610 US

Re: Document Number P97000067689

The Articles of Amendment to the Articles of Incorporation for EARTHFIRST TECHNOLOGIES, INCORPORATED, a Florida corporation, were filed on June 20, 2005.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy Smith
Document Specialist
Division of Corporations	Letter Number: 605A00042712

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

[LOGO OF FLORIDA DEPARTMENT OF STATE APPEARS HERE]

I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 20, 2005, to Articles of incorporation for EARTHFIRST TECHNOLOGIES, INCORPORATED, a Florida corporation, as shown by the records of this office.

The document number of this corporation is P97000067689.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-second day of June, 2005

[GREAT SEAL OF THE STATE OF FLORIDA APPEARS HERE]	/s/ Glenda E. Hood
Glenda E. Hood
Secretary of State

ARTICLES OF AMENDMENT

OF EARTHFIRST TECHNOLOGIES, INCORPORATED

THE UNDERSIGNED, Chairman and President of EarthFirst Technologies Incorporated, a Florida corporation, do hereby execute these Articles of Amendment of the Articles of Incorporation of EarthFirst Technologies, Incorporated (the “Corporation”), which are hereby amended as follows:

1. Paragraph one of Article III of the Articles of Incorporation of the Corporation is hereby amended to delete the existing paragraph one of Article III, and to replace said deleted paragraph one of Article III with the following, which shall read as follows:

ARTICLE III

This corporation is authorized to issue 750,000,000 (seven-hundred fifty million) shares of Common Stock having a par value of $0.0001 per share, which shares will be and hereby are designated as “Common Shares.” Without action by the shareholders, any or all of the authorized shares may be issued by the Corporation from to time for such consideration as may be fixed by the Board of Directors of this Corporation.

2. The above-described Amendment to the Articles of Incorporation of the Corporation have been approved by unanimous written consent of all of the members of the Board of Directors of the Corporation and by written consent a Shareholders holding a majority of the outstanding Common Shares of the Corporation, which amount is sufficient for approval of the Amendment. The written consents described in this paragraph were executed as of May 24, 2005.

3. This Amendment to the Corporation’s Articles of Incorporation is effective as of June 16, 2005.

4. The remainder of the Articles of Incorporation of the Corporation shall remain in full force and effect as currently executed and filed.

IN WITNESS WHEREOF, the undersigned, the Chairman and President of the Corporation, have executed these Articles of Amendment this 16 day of June, 2005.

/s/ John Stanton
John Stanton
Chairman

/s/ Leon H. Toups
Leon H. Toups
President

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

Before me, the undersigned notary, personally appeared Leon H. Toups, an individual well known to me, as President of EarthFirst Technologies, Incorporated, and he acknowledged before me that he executed the foregoing Articles of Amendment of the Articles of Incorporation of EarthFirst Technologies, Incorporated for the purposes therein stated, and he did take an oath this 16th day of June, 2005.

/s/ Joan M. Harrison
Notary Public

My Commission Expires:

[SEAL OF JOAN M. HARRISON APPEARS HERE]

2

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

Before me, the undersigned notary, personally appeared John Stanton, an individual well known to me, as Chairman of EarthFirst Technologies, Incorporated, and he acknowledged before me that he executed the foregoing Articles of Amendment of the Articles of Incorporation of EarthFirst Technologies, Incorporated for the purposes therein stated, and he did take an oath this 16th day of June, 2005.

/s/ Joan M. Harrison
Notary Public

My Commission Expires:

[SEAL OF JOAN M. HARRISON APPEARS HERE]

3